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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Context Integration, Inc.:

   We consent to the use of our report on the financial statements of Context Integration, Inc. as of December 31, 1998 and 1999, and for each of the years in the three year period ended December 31, 1999, included herein and to the references to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.

/s/ KPMG LLP

Boston, Massachusetts
March 6, 2000